UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On February 21, 2025, Board of Directors (the “Board”) of Tharimmune, Inc. (the “Company”) accepted the resignation of Thomas Hess as Chief Financial Officer of the Company, effective as of March 26, 2025. Mr. Hess’ resignation was not the result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Don Kim as Chief Financial Officer

On February 21, 2025, the Board, appointed Don Kim as Chief Financial Officer of the Company, effective as of March 27, 2025. In connection with his appointment as Chief Financial Officer, the parties entered into a Consulting Agreement, effective as of February 21, 2025, a copy of which is filed as Exhibit 10.1 hereto. There are no family relationships between Mr. Kim and any other director or officer of the Company. There are no transactions in which Mr. Kim has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Kim, as required by Item 401 of Regulation S-K:

Mr. Kim is a seasoned financial executive with extensive pharmaceutical industry experience. Mr. Kim had previously served as Chief Financial Officer of UroGen Pharma Ltd. from March 2022 to October 2024, and prior to this promotion, Mr. Kim served as VP Finance at Urogen since August 2021. Prior to UroGen, Mr. Kim was employed by Strides Pharma Inc., generic pharmaceutical company, starting as Head of Finance in April 2020. He was subsequently appointed to the Stride Pharma board in March 2021. Prior to joining Strides Pharma, Mr. Kim was Controller at Sun Pharma Inc., a pharmaceutical company, from July 2019 to April 2020. Before that, Mr. Kim joined Zoetis Inc., an animal-health company, in December 2014 as Senior Manager-Corporate Audit. He was later promoted to Director-Corporate Audit in December 2015. He thereafter became the US Controller at Zoetis Inc. in January 2018 until his departure from the company in July 2019. Earlier in his career, Mr. Kim served as Audit/Assurance Manager at Deloitte, NY. He is a licensed Certified Public Accountant in California. Mr. Kim holds a Master of Business Administration from the University of North Carolina, Chapel Hill, and bachelor’s degree from Yonsei University in Korea.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement with Don Kim dated February 21, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2025	Tharimmune, Inc.

/s/ Randy Milby
Randy Milby
Chief Executive Officer